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                                                                    EXHIBIT 99.1


In view of the possible materiality of the financial condition of Torch Energy Advisors Incorporated ("Torch") financial condition to the Minimum Price commitment, which relates to the Purchase Contract between the Trust and Torch, Torch's financial statements are provided as an exhibit to the Trust's annual report on Form 10-K. Upon the termination of the Minimum Price commitment, such financial statements will not be included in this annual filing.